Exhibit 10.1
FOURTH AMENDMENT TO CREDIT AGREEMENT
This Fourth Amendment to Credit Agreement (the “Amendment”), dated as of June 1, 2010, is among UNITED STATES LIME & MINERALS, INC., a Texas corporation (the “Borrower”), the financial institutions and other lenders listed on the signature pages hereof (such financial institutions and lenders, together with their respective successors and assigns, are referred to hereinafter each individually as a “Lender” and collectively as “Lenders”), and WELLS FARGO BANK, N.A., as administrative agent for the Lenders (the “Administrative Agent”).
RECITALS:
A. The Borrower, certain of the Lenders and the Administrative Agent entered into that certain Credit Agreement dated as of August 25, 2004, as amended by First Amendment to Credit Agreement dated as of August 31, 2005, by Second Amendment to Credit Agreement dated as of October 19, 2005, and by the Third Amendment to Credit Agreement dated as of March 31, 2007 (said Credit Agreement as amended, extended, renewed or restated from time to time, the “Agreement”).
B. The Borrower has requested certain amendments to the Agreement to, among other things, (a) extend the Revolving Maturity Date and (b) modify certain covenants.
C. The Lenders, the Administrative Agent and the Swing Line Lender hereby agree to amend the Agreement on and subject to the terms and conditions set forth herein.
NOW, THEREFORE, in consideration of the premises herein contained and other good and valuable considerations, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
ARTICLE I
Definitions
1.1 Definitions. Capitalized terms used in this Amendment, to the extent not otherwise defined herein, shall have the same meanings as in the Agreement as amended hereby, and all references to “Sections,” “clauses,” “Articles,” “Exhibits,” and “Schedules” are references to the Agreement’s sections, clauses, articles, exhibits and schedules.
ARTICLE II
Amendment
2.1 Amendments to Section 1.01. Section 1.01 is amended as follows:

FOURTH AMENDMENT TO CREDIT AGREEMENT – Page 1

(a) The following definitions are added to Section 1.01 in appropriate alphabetical order:
“Fourth Amendment” means the Fourth Amendment to Credit Agreement dated as of June 1, 2010.
“Fourth Amendment Closing Date” means June 1, 2010.
(b) The pricing grid found in the definition of “Applicable Rate” is amended and restated in its entirety to read as follows:

		Revolving
		Commitment
		Fee and
		Multiple	LIBOR for
Pricing		Advance Term	Loans and	Base Rate
Level	Cash Flow Leverage Ratio	Commitment Fee	Letters of Credit	for Loans
I	Less than 1.50 to 1.00	0.250%	1.750%	0.000%
II	Greater than or equal to 1.50 to 1.00 but less than 2.00 to 1.00	0.250%	2.000%	0.250%
III	Greater than or equal to 2.00 to 1.00 but less than 2.50 to 1.00	0.300%	2.250%	0.500%
IV	Greater than or equal to 2.50 to 1.00 but less than 3.00 to 1.00	0.300%	2.500%	0.750%
V	Greater than or equal to 3.00 to 1.00	0.400%	2.750%	1.000%
(c) Clause (b) of the definition of “Cash Flow Leverage Ratio” is amended and restated in its entirety to read as follows:
(b)
Consolidated EBITDA plus, in a manner as mutually agreed-to in writing by the Borrower and the Administrative Agent, pro-forma EBITDA from any acquired businesses for the period of four consecutive Fiscal Quarters ending on such date.

(d) The definition of “Excess Cash Flow” is amended by deleting therefrom the number “5,000,000” and inserting in lieu thereof the number “7,500,000”.
(e) Clause (b) of the definition of “Fixed Charge Coverage Ratio” is amended and restated in its entirety to read as follows:
(b)
the sum of (i) Consolidated Interest Charges for the period of four Fiscal Quarters ended on such date of determination, (ii) scheduled principal payments on Consolidated Senior Funded Indebtedness (including Attributable Indebtedness but excluding principal payments due and payable on the Revolving Maturity Date or the Term Maturity Date), and (iii) any dividends during the period of four Fiscal Quarters following such date of determination.

FOURTH AMENDMENT TO CREDIT AGREEMENT – Page 2

(f) The definition of “Permitted Acquisitions” is amended and restated in its entirety to read as follows:
“Permitted Acquisition” means the acquisition of all of the Equity Interests or (in one transaction or a series of transactions) the assets of another Person that constitute a business unit, provided (i) there is at least $5,000,000 available under the Revolving Credit Commitment after giving effect to such Investment, (ii) immediately before and after giving effect to such proposed acquisition, no Default or Event of Default exists or would exist after giving effect to such Investment, (iii) if such acquisition results in a Domestic Subsidiary, (A) such Subsidiary shall execute a Guaranty, a Security Agreement, and if applicable, Mortgages, together with any related collateral documents reasonably required by the Administrative Agent, (B) 100% of such Subsidiary’s Equity Interests shall be pledged to secure the Obligations and (C) the Administrative Agent, on behalf of the Lenders, shall have received such board resolutions, officer’s certificates, opinions of counsel and Organization Documents with respect to such Subsidiary as the Administrative Agent shall reasonably request in connection with the actions described in clauses (A) and (B) above, and (iv) if such acquisition results in a Foreign Subsidiary, (A) 65% of such Subsidiary’s Equity Interests shall be pledged to secure the Obligations and (B) the Administrative Agent, on behalf of the Lenders, shall have received such board resolutions, officer’s certificates, opinions of counsel and Organization Documents with respect to such Subsidiary as the Administrative Agent shall reasonably request in connection with the actions described in clause (A) above.
(g) The definition of “Revolving Maturity Date” is amended by deleting therefrom the date “April 2, 2012” and inserting in lieu thereof the date “June 1, 2015”.
2.2 Amendment to Section 7.07. Clauses (c) and (d) of Section 7.07 are amended and restated in their entirety to read as follows:
(c)
the Borrower and each Subsidiary may purchase, redeem or otherwise acquire shares of its common stock or warrants or options to acquire any such shares so long as pro forma leverage is less than 3.00 to 1.00 and no Default or Event of Default exists or would exist after giving effect to such stock repurchase; and

(d)
the Borrower may declare or pay any dividends or make any other payment or distribution on account of its capital stock during any Fiscal Year so long as there is pro forma compliance with the Fixed Charge Coverage Ratio and no Default or Event of Default exists or would exist after giving effect to such dividends, payment or distribution.

2.3 Amendment to Section 7.11. Section 7.11 is deleted in its entirety and is replaced by the following provision: “Section 7.11 [Reserved]”.
2.4 Amendment to Section 7.14. Clause (b) of Section 7.14 is amended by deleting the existing table therefrom and substituting therefor the following table:

FOURTH AMENDMENT TO CREDIT AGREEMENT – Page 3

Maximum Cash Flow
Fiscal Quarters Ending	Leverage Ratio
Fourth Amendment Closing Date and each Fiscal Quarter and thereafter	3.25 to 1.00
ARTICLE III
Conditions Precedent
3.1 Conditions. The effectiveness of this Amendment is subject to satisfaction of the following conditions precedent:
(a) The Administrative Agent shall have received executed counterparts of this Amendment from each party hereto.
(b) The representations and warranties contained herein and in all other Loan Documents, as amended hereby, other than those that relate to a specific date and were true and correct on such date, shall be true and correct as of the date hereof as if made on the date hereof.
(c) No Default or Event of Default shall have occurred and be continuing.
(d) The Administrative Agent shall have received executed counterparts of a Deed of Trust from U.S. Lime O & G Partners, LP and each other party thereto, as applicable.
(e) The Administrative Agent shall have received executed counterparts of a Guaranty Supplement and a Security Agreement Supplement from each Subsidiary of the Borrower that has not previously executed and delivered the same, together with a certified copy from each such Subsidiary of resolutions authorizing the execution and delivery such supplements.
(f) The Administrative Agent shall have received a certified resolution of the Board of Directors of the Borrower authorizing the execution, delivery and performance of this Amendment.
(g) The Administrative Agent shall have received a certified resolution of the General Partner of U.S. Lime O & G Partners, LP authorizing the execution, delivery and performance of the documents required by this Amendment.
(h) The Administrative Agent shall have received the fees provided for in the Fee Letter.
(i) The Administrative Agent shall have received, in form and substance satisfactory to the Administrative Agent and its counsel, such other documents, opinions, certificates and instruments as the Administrative Agent shall reasonably require.

FOURTH AMENDMENT TO CREDIT AGREEMENT – Page 4

ARTICLE IV
Ratifications, Representations and Warranties
4.1 Ratifications. The terms and provisions set forth in this Amendment shall modify and supersede all inconsistent terms and provisions set forth in the Agreement and except as expressly modified and superseded by this Amendment, the terms and provisions of the Agreement are ratified and confirmed and shall continue in full force and effect. The Borrower, the Lenders and the Administrative Agent agree that the Agreement as amended hereby shall continue to be legal, valid, binding and enforceable in accordance with its terms.
4.2 Representations and Warranties. The Borrower hereby represents and warrants to the Administrative Agent and the Lenders that (i) the execution, delivery and performance of this Amendment and any and all other Loan Documents executed and/or delivered in connection herewith have been authorized by all requisite corporate action on the part of the Borrower and will not violate the articles of incorporation or bylaws of the Borrower, (ii) the representations and warranties contained in the Agreement, as amended hereby, and any other Loan Document are true and correct on and as of the date hereof as though made on and as of the date hereof (excluding, however, representations and warranties that relate to a specific date and were true and correct on such date), (iii) no Default or Event of Default has occurred and is continuing, and (iv) the Borrower is in full compliance with all covenants and agreements contained in the Agreement as amended hereby.
ARTICLE V
Miscellaneous
5.1 Survival of Representations and Warranties. All representations and warranties made in this Amendment or any other Loan Document including any Loan Document furnished in connection with this Amendment shall survive the execution and delivery of this Amendment and the other Loan Documents, and no investigation by the Agent or the Lenders or any closing shall affect the representations and warranties or the right of the Agent and the Lenders to rely upon them.
5.2 Reference to Agreement. Each of the Loan Documents, including the Agreement and any and all other agreements, documents, or instruments now or hereafter executed and delivered pursuant to the terms hereof or pursuant to the terms of the Agreement as amended hereby, are hereby amended so that any reference in such Loan Documents to the Agreement shall mean a reference to the Agreement as amended hereby.
5.3 Severability. Any provision of this Amendment held by a court of competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of this Amendment and the effect thereof shall be confined to the provision so held to be invalid or unenforceable.
5.4 Successors and Assigns. This Amendment is binding upon and shall inure to the benefit of each Lender, the Administrative Agent and the Borrower and their respective successors and assigns, except the Borrower may not assign or transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent and each Lender.

FOURTH AMENDMENT TO CREDIT AGREEMENT – Page 5

5.5 Effect of Waiver. No consent or waiver, express or implied, by the Administrative Agent or any Bank to or for any breach of or deviation from any covenant, condition or duty by the Borrower shall be deemed a consent or waiver to or of any other breach of the same or any other covenant, condition or duty.
5.6 Headings. The headings, captions, and arrangements used in this Amendment are for convenience only and shall not affect the interpretation of this Amendment.
5.7 Costs, Expenses and Taxes. The Borrower agrees to pay on demand all costs and expenses of the Administrative Agent in connection with the preparation, reproduction, execution and delivery of this Amendment and the other instruments and documents to be delivered hereunder (including the reasonable fees and out-of-pocket expenses of counsel for the Administrative Agent with respect thereto).
5.8 Guarantor’s Acknowledgment. By signing below, each Guarantor (a) acknowledges, consents and agrees to the execution, delivery and performance by the Borrower of this Amendment, (b) acknowledges and agrees that its obligations in respect of its Guaranty are not released, diminished, waived, modified, impaired or affected in any manner by this Amendment or any of the provisions contemplated herein, (c) ratifies and confirms its obligations under its Guaranty, and (d) acknowledges and agrees that it has no claims or offsets against, or defenses or counterclaims to, its Guaranty.
5.9 Execution in Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which when taken together shall constitute but one and the same instrument. For purposes of this Amendment, a counterpart hereof (or signature page thereto) signed and transmitted by any Person party hereto to the Administrative Agent (or its counsel) by facsimile machine, telecopier or electronic mail is to be treated as an original. The signature of such Person thereon, for purposes hereof, is to be considered as an original signature, and the counterpart (or signature page thereto) so transmitted is to be considered to have the same binding effect as an original signature on an original document.
5.10 Governing Law; Binding Effect. This Amendment shall be governed by and construed in accordance with the laws of the State of Texas applicable to agreements made and to be performed entirely within such state, provided that each party shall retain all rights arising under federal law, and shall be binding upon the parties hereto and their respective successors and assigns.

FOURTH AMENDMENT TO CREDIT AGREEMENT – Page 6

5.11 ENTIRE AGREEMENT. THIS AMENDMENT AND ALL OTHER INSTRUMENTS, DOCUMENTS AND AGREEMENTS EXECUTED AND DELIVERED IN CONNECTION WITH THIS AMENDMENT EMBODY THE FINAL, ENTIRE AGREEMENT AMONG THE PARTIES HERETO AND SUPERSEDE ANY AND ALL PRIOR COMMITMENTS, AGREEMENTS, REPRESENTATIONS AND UNDERSTANDINGS, WHETHER WRITTEN OR ORAL, RELATING TO THIS AMENDMENT, AND MAY NOT BE CONTRADICTED OR VARIED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OR DISCUSSIONS OF THE PARTIES HERETO. THERE ARE NO ORAL AGREEMENTS AMONG THE PARTIES HERETO.
[Remainder of Page Intentionally Left Blank. Signature Pages Follow.]

FOURTH AMENDMENT TO CREDIT AGREEMENT – Page 7

Executed as of the date first written above.

BORROWER: UNITED STATES LIME & MINERALS, INC.
By:
M. Michael Owens
Vice President and Chief Financial Officer

WELLS FARGO BANK, N.A., as Administrative Agent and a Lender
By:
Thomas P. Floyd
Vice President

FOURTH AMENDMENT TO CREDIT AGREEMENT – Signature Page

ACKNOWLEDGED AND AGREED TO:

ARKANSAS LIME COMPANY
By:
M. Michael Owens
Vice President and Chief Financial Officer

COLORADO LIME COMPANY
By:
M. Michael Owens
Vice President and Chief Financial Officer

TEXAS LIME COMPANY
By:
M. Michael Owens
Vice President and Chief Financial Officer

U.S. LIME COMPANY (formerly named U.S. LIME COMPANY — HOUSTON)
By:
M. Michael Owens
Vice President and Chief Financial Officer

FOURTH AMENDMENT TO CREDIT AGREEMENT – Signature Page